Security Information

		Security Purchased

Cusip		12642X106

Issuer		CTC MEDIA INC

Underwriters		"DBSI, Morgan Stanley,
JP Morgan"
"Years of continuous operation, including
predecessors"		> 3 years

Ticker		CTCM US

Is the affiliate a manager or co-manager of
offering?		Joint Lead Manager

Name of underwriter or dealer from which
purchased		Morgan Stanley

Firm commitment underwriting?
	Yes
Trade date/Date of Offering		5/31/2006

Total dollar amount of offering sold to QIBs
	" $345,930,000 "

Total dollar amount of any concurrent public
offering		 $-

Total		" $345,930,000 "

Public offering price		 $14.00

Price paid if other than public offering price
	 N/A
Underwriting spread or commission
$0.72
Rating		N/A

Current yield		N/A



Fund Specific Information

	Board	Total Share Amount Purchased
	$ Amount of Purchase	% of Offering
Purchased by the Fund
New York Funds

DWS Emerging Markets Equity Fund
	New York	" 39,900 "	" $558,600
"	0.16%
Total		"39,900 "	" $558,600 "
	0.16%

^The Security and Fund Performance is
calculated based on information provided by State Street Bank.

"*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed."


Security Information

		Security Purchased

Cusip		INE475H01011

Issuer		RELIANCE PETROLEUM LTD

Underwriters		"Citigroup, DBSI, Merrill
Lynch, ENAM Financial Consultants, HSBC,
ICICI Securities, JP Morgan, SBI Capital
Markets, UBS"
"Years of continuous operation, including
predecessors"		> 3 years

Ticker		RPET IN
Is the affiliate a manager or co-manager of
offering?		Joint Lead Manager

Name of underwriter or dealer from which
purchased		UBS
Firm commitment underwriting?
	Yes
Trade date/Date of Offering		5/3/2006

Total dollar amount of offering sold to QIBs
	" $1,793,225,592 "
Total dollar amount of any concurrent public
offering		 $-
Total		" $1,793,225,592 "

Public offering price		 $1.37

Price paid if other than public offering price
	 N/A
Underwriting spread or commission
$0.01
Rating		N/A
Current yield		N/A

Fund Specific Information

	Board	Total Share Amount Purchased
	$ Amount of Purchase	% of Offering
Purchased by the Fund
Chicago Funds

DWS International Select Equity VIP
	Chicago	"88,281 "	"
$1,235,934 "	0.36%
New York Funds

DWS International Equity Portfolio	New York
	"65,368 "	" $915,152 "	0.26%
DWS International Fund	New York
	"354,819 "	" $4,967,466 "	1.44%
DWS International VIP 	New York
	"136,018 "	" $1,904,252 "	0.55%
DWS Emerging Markets Equity Fund
	New York	"88,606 "	"
$1,240,484 "	0.36%
Total		"733,092 "	" $10,263,288 "
	2.97%

^The Security and Fund Performance is
calculated based on information provided by State Street Bank.

"*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed."